Exhibit 99.1

NEWS RELEASE

Contacts:	Alan Krenek, Chief Financial Officer
Basic Energy Services, Inc.
432-620-5516

Jack Lascar/Sheila Stuewe
DRG&E / 713-529-6600
BASIC ENERGY SERVICES REPORTS SELECTED
OPERATING DATA FOR FEBRUARY 2006
MIDLAND, Texas — March 17, 2006 — Basic Energy Services, Inc. (NYSE: BAS) today reported selected operating data for the month of February 2006. During the month, Basic added three newbuild rigs, bringing its well servicing rig count to 327 as of February 28, 2006. Rig hours for the month of February 2006 were 66,000, reflecting a rig utilization rate of 92.0%, an increase from 86.6% in the same month last year.
OPERATING DATA

	Month ended
	February 28,		January 31,
	2006	2005	2006
Number of well servicing rigs:[1]
Weighted average for period	326	291	324
End of period	327	292	324

Rig hours (000s)	66.0	55.4	66.9
Rig utilization rate[2]	92.0%	86.6%	86.6%

Number of fluid service trucks:
Weighted average for period	543	435	479
End of period	548	440	538
(1)	Includes all rigs owned during periods presented and excludes rigs held for sale.
(2)	Rig utilization rate based on the weighted average number of rigs owned during the periods being reported and a 55-hour work week per rig.
Basic Energy Services, with a fleet of more than 320 well servicing rigs, provides a range of well site services to oil and gas drilling and producing companies throughout the major oil and gas regions in Texas, Louisiana, Oklahoma, New Mexico and the Rocky Mountain States.
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